UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2007

INTER-TEL (DELAWARE), INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-10211	86-0220994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 S. 52nd Street Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 449-8900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 26, 2007, Inter-Tel (Delaware), Incorporated (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Mitel Networks Corporation, a corporation organized under the laws of Canada (“Parent”), and Arsenal Acquisition Corporation, a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Merger Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated into this Item 1.01 by this reference.

Pursuant to the Merger Agreement, at the effective time of the Merger, each share of common stock of the Company, par value $0.001 per share (“Company Stock”), will be cancelled and converted into the right to receive $25.60 in cash, without interest (the “Merger Consideration”). All stock options and other equity incentive awards issued under the Company’s equity incentive plans that are outstanding immediately prior to the effective time of the Merger will vest and will be canceled pursuant to the Merger in exchange for cash in an amount determined by multiplying (i) the excess, if any, of the Merger Consideration per share of Company Stock over the applicable exercise price of the option or other equity incentive award by (ii) the number of shares of Company Stock such holder could have purchased (assuming full vesting of such option or award) immediately prior to the effective time of the Merger.

The proposed Merger is expected to close in the third quarter of 2007.

The Special Committee of the Board of Directors of the Company unanimously (with Norman Stout, the Company’s Chief Executive Officer, abstaining to avoid any appearance of a conflict of interests) approved the Merger Agreement and the Merger and determined them to be advisable and in the best interests of the Company’s stockholders. The Board of Directors of the Company, based in part on the recommendation of the Special Committee, also approved the Merger Agreement and the transactions contemplated thereby and determined them to be advisable and in the best interests of the Company’s stockholders. Of the ten directors present at the meeting, seven voted to approve the Merger Agreement and the Merger, Steven Mihaylo voted against approval of the Merger Agreement and the Merger, and two directors abstained from voting.

Consummation of the Merger is subject to customary closing conditions, including:

•	Company stockholder approval;

•	the expiration or termination of the applicable waiting periods under applicable anti-trust and competition laws;

•	the accuracy of the parties’ representations and warranties and performance of their respective covenants;

•	the absence of any Company Material Adverse Effect;

•	the Company having a specified amount of Readily Available Cash;

•	filing of the certificate of Merger and any required governmental filings; and

•	other customary closing conditions.

In addition, pursuant to the Merger Agreement:

•	if the Merger Agreement is terminated due to a Parent Payment Event, the Company must pay to Parent a termination fee of $20,000,000;

•	if the Merger Agreement is terminated due to a Parent Reimbursement Event, the Company must reimburse Parent for up to $6,000,000 of the Parent Expenses actually incurred by Parent; and

•	if the Merger Agreement is terminated due to a Company Payment Event, Parent must pay the Company a termination fee of $20,000,000.

As provided in Section 11.04(e) of the Merger Agreement, fifty percent of any termination fee payable to the Company by Parent has been guaranteed pursuant to a limited guaranty from Francisco Partners II, L.P., which has committed to provide equity financing to Parent for the Merger. Additional information regarding the circumstances in which the Merger Agreement may be terminated by the parties, and the fees and expenses payable in connection with such termination, are contained in Articles X and XI of the Merger Agreement.

Section 6.03 of the Merger Agreement also includes customary provisions limiting the Company’s ability to solicit competing acquisition proposals, subject to certain exceptions to allow the Board of Directors to exercise their fiduciary duties under Delaware law when presented with alternative transactions the Board of Directors deems to be a Superior Proposal.

The representations and warranties of each of Parent and the Company contained in the Merger Agreement have been made solely for the benefit of the other party and should not be relied on by any other person. In addition, such representations and warranties:

•	will not survive consummation of the Merger;

•	may be intended not as statements of actual fact, but rather as a way of allocating risk between the parties;

•	are subject to the materiality standards described in the Merger Agreement, which may differ from what may be viewed as material by others, and

•	were made only as of the date of the Merger Agreement or such other date as is expressly specified in the Merger Agreement.

The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 hereto and is incorporated into this Item 1.01 by this reference. The joint press release of Parent and the Company announcing the execution of the Merger Agreement is attached as Exhibit 99.1 hereto and is incorporated into this Item 1.01 by this reference.

The Company will file with the Securities and Exchange Commission (the “SEC”) a proxy statement for use in soliciting proxies from the stockholders of the Company for use at a special meeting of the Company’s stockholders (the “Special Meeting”) at which the stockholders will be asked to vote on the adoption of the Merger Agreement. The proxy statement and any related proxy materials filed by the Company, which will contain important information regarding the participants in the solicitation of proxies for the Special Meeting, the Merger and any other matters to be considered at the Special Meeting, will be available without charge at the SEC’s website at www.sec.gov.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1	Agreement and Plan of Merger

99.1	Press Release dated April 26, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTER-TEL (DELAWARE), INCORPORATED

Date:	April 27, 2007	By:	/s/ Norman Stout
			Name:	Norman Stout
			Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger

99.1	Press Release dated April 26, 2007